EXHIBIT 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-49985 pertaining to the 1998 Employee Stock Purchase Plan, Form S-3 No. 333-33017 pertaining to the registration of 1,568,940 shares of ATS Medical, Inc. common stock, Form S-8 Nos. 33-44940 and 333-49985 pertaining to the 1987 Stock Option and Stock Award Plan of ATS Medical, Inc. (formerly Helix BioCore, Inc.), Form S-3 No. 33-60104 pertaining to the registration of 3,710,676 shares of ATS Medical, Inc. common stock, and Post-Effective Amendment No. 1 to Form S-3 No. 33-89070 pertaining to the registration of 900,000 shares of ATS Medical, Inc. common stock, of our report dated February 5, 1999 with respect to the consolidated financial statements and schedule of ATS Medical, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                 Ernst & Young LLP

Minneapolis, Minnesota
March 25, 1999